UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2014 (August 22, 2014)

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
New York REIT, Inc. (the "Company") previously filed a Current Report on Form 8-K on August 26, 2014 (the “Original Form 8-K”) reporting its acquisition of the fee-simple interest in two contiguous institutional-quality office buildings located at 245-249 West 17th Street in the Chelsea neighborhood of Manhattan (the "West 17th Street Portfolio").  This Amended Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
The West 17th Street Portfolio was recently renovated and is currently leased to three tenants, each such lease commencing in or after November 2013. Since prior rental revenues and operating costs of the West 17th Street Portfolio are not representative of the new lease structures after renovation, the Company requested and received permission from the Securities and Exchange Commission to provide the unaudited interim historical Statement of Revenues and Certain Expenses along with the notes thereto for the West 17th Street Portfolio in place of audited financial statements for the year ended December 31, 2013, as required by Rule 3-14 of Regulation S-X. The unaudited interim historical Statement of Revenues and Certain Expenses along with the notes thereto are included in this Amended Current Report on Form 8-K/A along with unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2014.
Item 2.01. Completion of Acquisition or Disposition of Assets
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the West 17th Street Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company has considered a variety of factors including: location, demographics, credit quality of the tenants, duration of the in-place leases, strong occupancy and the fact that the overall rental rates are comparable to market rates, expenses, utility rates, ad valorem tax rates, maintenance expenses, the level of competition in the rental market and the lack of required capital improvements.
 The Company believes that the West 17th Street Portfolio is well located, has acceptable roadway access and is well maintained. The West 17th Street Portfolio is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the West 17th Street Portfolio could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the West 17th Street Portfolio, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

WEST 17TH STREET PORTFOLIO

STATEMENT OF REVENUES AND CERTAIN EXPENSES
(In thousands)
(Unaudited)

Six Months Ended
June 30, 2014
Revenues:
Rental income	$5,870
Operating expense reimbursements	51
Total revenues	5,921

Certain expenses:
Property operating	1,202
Real estate taxes	758
Insurance	68
Total certain expenses	2,028
Revenues in excess of certain expenses	$3,893
 The accompanying notes are an integral part of this Statement of Revenues and Certain Expenses.

WEST 17TH STREET PORTFOLIO

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the six months ended June 30, 2014 are unaudited)

1. Background and Basis of Presentation
The accompanying Statement of Revenues and Certain Expenses (“Historical Summary”) includes the operations of the fee-simple interest in two contiguous institutional-quality office buildings located at 245-249 West 17th Street in the Chelsea neighborhood of Manhattan (the “West 17th Street Portfolio”) for the six months ended June 30, 2014. New York REIT, Inc. (the “Company”) completed its acquisition of the West 17th Street Portfolio from an unaffiliated third party on August 22, 2014, for a contract purchase price of $335.0 million, exclusive of closing costs and certain credits received from the seller. The West 17th Street Portfolio contains approximately 282,000 rentable square feet, consisting of a 12-story office tower and an adjacent 6-story mixed-use building.
The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An unaudited statement of revenues and certain operating expenses is being presented for the most recent fiscal quarter available instead of the three most recent years based on the following factors: (a) the West 17th Street Portfolio was acquired from an unaffiliated party and (b) the West 17th Street Portfolio does not have sufficient meaningful rental history as the buildings were recently renovated and the leases were executed subsequent to the completion of the renovations.
2.  Summary of Significant Accounting Policies
Revenue Recognition
Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $5.8 million over the rent payments received in cash for the six months ended June 30, 2014.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis.

Tenant	June 30, 2014
Twitter, Inc.	67.1%
Room & Board, Inc.	31.0%

The termination, delinquency or non-renewal of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income on a straight-line basis as of June 30, 2014.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.
3. Future Minimum Lease Payments
At June 30, 2014, the West 17th Street Portfolio was 99% leased under non-cancelable operating leases with a remaining lease term of 13.8 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

Future Minimum Lease Payments
July 1, 2014 to December 31, 2014	$1,328
2015	14,777
2016	19,905
2017	20,318
2018	20,947
2019 and thereafter	217,071
Total	$294,346

WEST 17TH STREET PORTFOLIO

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the six months ended June 30, 2014 are unaudited)

4. Subsequent Events
The Company has evaluated subsequent events through September 25, 2014, the date which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

NEW YORK REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2014
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if New York REIT, Inc. (“the Company”) had acquired the West 17th Street Portfolio as of June 30, 2014. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the West 17th Street Portfolio as of June 30, 2014, nor does it purport to present the future financial position of the Company.

	New York REIT, Inc.(1)	West 17th Street Portfolio (2)		Pro Forma New York REIT, Inc.
ASSETS
Real estate investments, at cost:
Land	$425,814	$73,006		$498,820
Buildings, fixtures and improvements	990,451	230,565		1,221,016
Acquired intangible lease assets	127,004	25,095		152,099
Total real estate investments, at cost	1,543,269	328,666		1,871,935
Less: accumulated depreciation and amortization	(81,326)	—		(81,326)
Total real estate investments, net	1,461,943	328,666		1,790,609
Cash and cash equivalents	50,616	(11,666)		38,950
Restricted cash	1,382	—		1,382
Investment securities, at fair value	4,376	—		4,376
Investments in unconsolidated joint ventures	228,834	—		228,834
Preferred equity investment	33,600	—		33,600
Derivatives, at fair value	132	—		132
Due from affiliate	1,041	—		1,041
Prepaid expenses and other assets	27,889	11,525		39,414
Deferred costs, net	18,555	—		18,555
Total assets	$1,828,368	$328,525		$2,156,893

LIABILITIES AND EQUITY
Mortgage notes payable	$172,482	$—		$172,482
Credit facility	305,000	315,000	(3)	620,000
Market lease intangibles, net	66,953	17,833		84,786
Derivative, at fair value	39,777	—		39,777
Accounts payable and accrued expenses	25,882	96		25,978
Deferred rent and other liabilities	5,259	—		5,259
Total liabilities	615,353	332,929		948,282
Common stock	1,620	—		1,620
Additional paid-in capital	1,399,480	—		1,399,480
Accumulated other comprehensive loss	(1,446)	—		(1,446)
Accumulated deficit	(200,524)	(4,404)		(204,928)
Total stockholders' equity	1,199,130	(4,404)		1,194,726
Non-controlling interests	13,885	—		13,885
Total equity	1,213,015	(4,404)		1,208,611
Total liabilities and equity	$1,828,368	$328,525		$2,156,893

NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the Company's historical unaudited Balance Sheet as of June 30, 2014, as previously filed.
(2) Reflects the acquisition of the West 17th Street Portfolio. The contract purchase price, excluding related acquisition expenses and certain credits received from the seller, was $335.0 million.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be six months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from 10 to 20 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(3)
Reflects a $315.0 million drawdown on the Company's unsecured credit facility with Capital One, National Association, among other lenders, as described in Item 2.03 of the Original Form 8-K, as referenced in the Explanatory Note above, which the Company used to finance a portion of the purchase price of the West 17th Street Portfolio.

NEW YORK REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In thousands)

Unaudited Pro Forma Consolidated Statement of Operations for six months ended June 30, 2014 is presented as if New York REIT, Inc. (the “Company”) had acquired the West 17th Street Portfolio as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the West 17th Street Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2014:

	New York REIT, Inc. (1)	West 17th Street Portfolio (2)	Pro Forma Adjustments West 17th Street Portfolio		Pro Forma New York REIT, Inc.
Revenues:
Rental income	$53,275	$5,870	$839	(3)	$59,984
Operating expense reimbursements and other revenue	16,266	51	—		16,317
Total revenues	69,541	5,921	839		76,301
Operating expenses:
Property operating	28,084	2,028	(29)	(4)	30,083
Operating fees to affiliates	2,274	—	—		2,274
Acquisition and transaction related	11,646	—	—		11,646
Vesting of asset management fees	11,500	—	—		11,500
Fair value of listing promote	38,100	—	—		38,100
General and administrative	2,221	—	—		2,221
Equity-based compensation	1,898	—	—		1,898
Depreciation and amortization	47,717	—	6,717	(5)	54,434
Total operating expenses	143,440	2,028	6,688		152,156
Operating income (loss)	(73,899)	3,893	(5,849)		(75,855)
Other income (expenses):
Interest expense	(8,752)	—	(2,764)	(6)	(11,516)
Income from unconsolidated joint venture	5,446	—	—		5,446
Income from preferred equity investment, investment securities and interest income	1,301	—	—		1,301
Gain (loss) on derivative instrument	1	—	—		1
Total other expenses	(2,004)	—	(2,764)		(4,768)
Net income (loss)	(75,903)	3,893	(8,613)		(80,623)
Net income attributable to non-controlling interests	510	—	—		510
Net income (loss) attributable to stockholders	$(75,393)	$3,893	$(8,613)		$(80,113)

NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

(1) Reflects the Company's historical operations for the period indicated, as previously filed.
(2) Reflects the operations of the West 17th Street Portfolio for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above- and below-market leases.
(4) Represents a decrease in property management fees from a fixed monthly amount to a percentage of gross rental receipts. The Company pays a property management fee to its Advisor equal to 4.0% of gross rental receipts, while the seller paid the seller’s property manager a fixed property management fee equal to $10,417 per month.

(5)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings, seven years for building improvements and five years for fixtures.  The value of in-place leases is amortized to expense over the initial terms of the respective leases, which range from 10 to 20 years. The value of tenant improvements is amortized over the shorter of the useful life or the remaining lease term.

(6)	Represents interest expense associated with the $315.0 million drawdown on the Company's unsecured credit facility used to finance a portion of the purchase price of the West 17th Street Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: September 25, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors